                                                                   EXHIBIT 10.04



                       STOCK PURCHASE AND OPTION AGREEMENT

                                 BY AND BETWEEN


                     SECURITY FIRST TECHNOLOGIES CORPORATION

                                       AND

                                   INTUIT INC.









                            DATED AS OF MAY 16, 1999



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                                TABLE OF CONTENTS

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SECTION 1. PURCHASE AND SALE OF THE SHARES...........................................1
     1.1   Sale and Issuance of the Shares...........................................1
     1.2   Closing...................................................................1
SECTION 2. STOCK OPTION..............................................................2
     2.1   Grant of Option...........................................................2
     2.2   The Per Share Option Exercise Price.......................................2
     2.3   Exercise of the Option....................................................3
     2.4   Transferability...........................................................4
     2.5   Requirements of Law.......................................................4
     2.6   Changes in Capitalization.................................................4
     2.7   Mergers, Consolidations and Asset Sales...................................4
     2.8   Certificate as to Adjustments.............................................5
     2.9   Reservation of Common Stock...............................................5
     2.10  Notices of Record Date....................................................5
SECTION 3. REPRESENTATIONS AND WARRANTIES OF THE CORPORATION.........................5
     3.1   Organization and Standing.................................................6
     3.2   Authorization; Binding Obligation.........................................6
     3.3   Capitalization............................................................6
     3.4   Validity of Shares; Issuance..............................................7
     3.5   No Consents...............................................................7
     3.6   Non-Contravention.........................................................7
     3.7   Additional Information....................................................7
     3.8   Financial Statements......................................................8
     3.9   Absence of Change of Events...............................................8
     3.10  Bank Regulation...........................................................8
SECTION 4. REPRESENTATIONS AND WARRANTIES OF PURCHASER...............................8
     4.1   Organization and Standing.................................................8
     4.2   Authorization.............................................................9
     4.3   Non-Contravention.........................................................9
     4.4   No Consents...............................................................9
     4.5   Adequate Resources........................................................9
     4.6   Investment Experience.....................................................10
     4.7   Investment Intent.........................................................10
     4.8   Registration or Exemption Requirements....................................10
     4.9   No Legal, Tax or Investment Advice........................................10
     4.10  Passive Investor..........................................................11
SECTION 5. ADDITIONAL AGREEMENTS.....................................................11
     5.1   Nonsolicitation...........................................................11
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
     5.2   Lock-up Covenant..........................................................11
     5.3   Commercially Reasonable Efforts...........................................11
     5.4   SEC Filings...............................................................12
SECTION 6. CONDITIONS TO CLOSING.....................................................12
     6.1   Conditions to Obligations of All Parties..................................12
     6.2   Conditions to the Obligations of Purchaser................................13
     6.3   Conditions to Obligations of the Corporation..............................13
SECTION 7. CLOSING...................................................................14
     7.1   Deliveries by the Corporation.............................................14
     7.2   Deliveries by Purchaser...................................................14
SECTION 8. LEGEND....................................................................15
     8.1   Endorsement...............................................................15
     8.2   Removal of Legend.........................................................15
SECTION 9. REGISTRATION RIGHTS.......................................................16
     9.1   Demand Registration Rights................................................16
     9.2   Registration Procedures...................................................16
     9.3   Registration Expenses.....................................................18
     9.4   Indemnity and Contribution................................................18
SECTION 10. TERMINATION..............................................................20
     10.1  Mutual Consent............................................................20
     10.2  Other Termination.........................................................20
     10.3  Effect of Termination.....................................................20
SECTION 11. MISCELLANEOUS............................................................21
     11.1  Additional Actions and Documents..........................................21
     11.2  Expenses..................................................................21
     11.3  Notices...................................................................21
     11.4  Waiver....................................................................22
     11.5  Binding Effect............................................................22
     11.6  Entire Agreement; Amendment...............................................22
     11.7  Severability..............................................................22
     11.8  Headings..................................................................23
     11.9  Governing Law.............................................................23
     11.10 Signature in Counterparts.................................................23
     11.11 No Third Party Beneficiaries..............................................23
     11.12 Assignability.............................................................23
     11.13 Parties Not Partners......................................................24
     11.14 Non-Survival of Representations and Warranties............................24
SCHEDULE 3.3.........................................................................1




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                       STOCK PURCHASE AND OPTION AGREEMENT


               This Stock Purchase and Option Agreement (this "Agreement"), dated as of the 16th day of May, 1999, is entered into by and between Security First Technologies Corporation, a Delaware corporation (the "Corporation") and Intuit Inc., a Delaware corporation ("Purchaser").

               WHEREAS, Purchaser desires to subscribe for, and acquire from the Corporation, such number of shares (the "Shares") of the Corporation's common stock, par value $.01 per share ("Common Stock"), as determined by dividing $50,000,000 by the applicable per share price of the Shares (as described below in Section 1.1), on the terms and under the conditions specified herein, and to acquire the Option (as defined below in Section 2.1); and

               WHEREAS, the Corporation desires to sell and issue to Purchaser the Shares and issue to Purchaser the Option on the terms and under the conditions specified herein.

               NOW, THEREFORE, in consideration of the mutual promises, representations, warranties, covenants and conditions set forth in this Agreement, the sufficiency of which is hereby acknowledged, the parties mutually agree as follows:


SECTION 1. PURCHASE AND SALE OF THE SHARES.


        1.1    SALE AND ISSUANCE OF THE SHARES.

               At the Closing (as defined below in Section 1.2) and subject to the terms and conditions of this Agreement, Purchaser hereby subscribes for, and agrees to purchase, the Shares at a price per share equal to $51.5032, which equals the average closing asking price per share of the Common Stock, as quoted on the Nasdaq Stock Market National Market System, for each of the 10 trading days preceding the date hereof (the "Per Share Purchase Price"). The number of Shares shall be 970,813, as determined by dividing $50,000,000 by the Per Share Purchase Price and rounding down to the nearest whole share. The Corporation agrees to sell and issue to Purchaser at the Closing for $50,000,000, the Shares.


        1.2    CLOSING.

               The closing (the "Closing") of the transaction shall take place within ten calendar days after the satisfaction or waiver of the conditions set forth in Section 6, or on such other date as the parties shall mutually agree. The Closing shall take place at the offices of Hogan & Hartson L.L.P., 555 13th Street, N.W., Washington, D.C. 20004, or at such other time and place as the parties shall mutually agree.

SECTION 2. STOCK OPTION


        2.1    GRANT OF OPTION.

               The Corporation does hereby grant to Purchaser an option (the "Option") to subscribe for and purchase 4,000,000 shares of Common Stock, less the number of Shares purchased hereby; provided, however, that (1) if the Corporation closes on the "Merger," as contemplated by and defined in that certain Agreement and Plan of Merger dated as of May 16, 1999 by and among the Corporation, Sahara Strategy Corporation and Edify Corporation (the "Edify Business Combination Transaction") on or before March 31, 2000, the number of shares constituting the Option Shares shall be increased by 600,000; and (2) if the Corporation closes on the "Transaction," as contemplated by and defined in that certain Share Purchase Agreement dated as of May 16, 1999, by and among S1 Europe Holdings N.V. (a Belgian corporation in the process of incorporation, represented by Security First Technologies Corporation), the Stockholders of FICS Group N.V. and, for the limited purposes stated herein, the Corporation and FICS Group N.V. ("FICS"), and the "S1 Issuance" as contemplated by and defined in that certain Stock Purchase Agreement dated as of May 16, 1999 by and among the Corporation, the individuals identified therein and, for the limited purposes set forth therein, FICS, on or before March 31, 2000, the number of shares constituting the Option Shares shall be increased by 1,800,000; and (3) the maximum number of shares constituting the Option Shares shall never exceed the difference between (A) 6,400,000 and (B) the total number of shares of Common Stock "beneficially owned" as defined in Rule 13d-3 under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), by Purchaser or any "affiliate" as defined in Rule 405 under the Securities Act of 1933, as amended (the "Securities Act"), of Purchaser, excluding the Option Shares. The Option shall vest and therefore become exercisable, if at all, only upon the closing of the Edify Business Combination Transaction (the "Edify Closing"). If the Edify Closing does not occur on or before March 31, 2000, the Option will be void in all respects. If vested, the Option shall be exercisable, in whole or in part, at any time from the date of the Edify Closing until 5:00 p.m.
Eastern time on the fifth anniversary of the Closing hereunder.


        2.2    THE PER SHARE OPTION EXERCISE PRICE.

               The maximum number of Option Shares issuable without stockholder approval pursuant to Rule 4310 of the Rules of the Nasdaq Stock Market shall be called the "4310 Limit." Under the Option, the exercise price per share of Common Stock for which the Option may be exercised (the "Per Share Option Exercise Price") shall equal the Per Share Purchase Price specified in Section
1.1 above; provided, however, that if the grant and exercise of the Option, in light of the vesting and anti-dilution provisions set forth in Section 2.1 above, exceeds the 4310 Limit, then (a) for that number of Option Shares in excess of the 4310 Limit, but only for such number of Option Shares, the Per Share Option Exercise Price shall equal $53.625 and (b) the Purchaser may elect to exercise any Option Shares for which the Per Share Option Exercise Price is $53.625 after all other Option Shares have been exercised. The determination of whether the grant and exercise of the Option exceeds the 4310 Limit shall be made after consultation by both



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parties with the Nasdaq Stock Market prior to the Closing and shall be set forth in a written instrument signed by both parties.


        2.3    EXERCISE OF THE OPTION.

               2.3(a). General. The Option may be exercised in whole or in part by delivery to the Corporation on any business day, at its principal office, addressed to the attention of the Corporate Secretary of the Corporation, of a written notice of exercise, which notice shall specify the number of shares with respect to which the Option is being exercised. The minimum number of shares of Common Stock with respect to which an Option may be exercised, in whole or in part, at any time shall be the lesser of 100 shares or the maximum number of shares available for purchase under the Option at the time of exercise.

               2.3(b). Cash Payment. Unless the Corporation elects to require Purchaser to effect a net exercise in accordance with Section 2.3(c), payment of the aggregate Per Share Option Exercise Price for the shares of Common Stock purchased pursuant to the exercise of an Option shall be made in cash (whether by check, wire transfer or other reasonably acceptable means).

               2.3(c). Net Exercise. At the Corporation's election, in lieu of paying cash upon the exercise of the Option, Purchaser shall receive a number of shares of Common Stock calculated according to the following formula without the payment of any cash in consideration for the cancellation of the Option:

               X = [(V - E) x N] divided by V

where "X" equals the number of shares of Common Stock to be received upon cancellation of the Option pursuant to this Section 2.3(c); "N" equals the number of shares of Common Stock issuable upon Option exercise if exercised for cash; "E" equals the Per Share Option Exercise Price; and "V" equals the closing sales price for such stock or the closing bid if no sales were reported, as quoted on the Nasdaq National Market System or any other established stock exchange or national market system (or the largest such exchange or system) for the trading day immediately preceding the exercise date (or if there are no sales for such date, then for the last preceding trading day on which there were sales), as reported in the Wall Street Journal or similar publication. Within one business day of receiving a notice of exercise described in Section 2.3(a), the Corporation shall inform Purchaser in writing of its intention to require Purchaser to effect a net exercise under this Section 2.3(c).

               2.3(d). Issuance of Shares. Promptly after the exercise of the Option (or any portion thereof) and, if Purchaser is not effecting a net exercise under Section 2.3(c), the payment in full of the aggregate Per Share Option Exercise Price of the shares of Common Stock covered thereby, Purchaser shall be entitled to the issuance of a stock certificate or certificates evidencing ownership of the Option Shares so acquired.


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        2.4    TRANSFERABILITY.

               Except to the extent provided in Section 11.12, the Option shall not be assignable or transferable.


        2.5    REQUIREMENTS OF LAW.

               The Corporation shall not be required to sell or issue any shares of Common Stock under the Option if the sale or issuance of such shares would constitute a violation by the Purchaser or the Corporation of any provisions of any law or regulation of any governmental authority, including without limitation any federal or state securities laws or regulations.


        2.6    CHANGES IN CAPITALIZATION.

               If the outstanding shares of Common Stock are increased or decreased or changed into or exchanged for a different number or kind of shares or other securities of the Corporation by reason of any recapitalization, reclassification, stock split, reverse split, or stock dividend, or other increase or decrease in such shares effected without receipt of consideration by the Corporation, occurring after the date hereof, the number and kind of shares for which Options are outstanding (including all share numbers in Section 2.1) shall be adjusted proportionately and accordingly so that the proportionate interest of the holder of the Option immediately following such event shall, to the extent practicable, be the same as immediately prior to such event. Any such adjustment in outstanding Option shall not change the aggregate Per Share Option Price payable with respect to shares subject to the unexercised portion of the Option outstanding but shall include a corresponding proportionate adjustment in the Per Share Option Price.


        2.7    MERGERS, CONSOLIDATIONS AND ASSET SALES.

               If at any time there shall be a merger or consolidation of the Corporation with or into another corporation, or the sale of the Corporation's properties and assets as, or substantially as, an entirety to any other person, then, as a part of such merger, consolidation or sale, lawful provision shall be made so that Purchaser shall thereafter be entitled to receive upon exercise of the Option, during the period specified in the Option and upon payment of the purchase price or by effecting a net exercise, the number of shares of stock or other securities or property of the Corporation or the successor corporation resulting from such merger, consolidation or sale, to which a holder of the Common Stock deliverable upon exercise of the Option would have been entitled under the provisions of the agreement in such merger, consolidation or sale if the Option had been exercised immediately before that merger, consolidation or sale. In any such case, appropriate adjustment (as determined in good faith by the Corporation's Board of Directors) shall be made in the application of the provisions of the Option with respect to the rights and interests of Purchaser after the merger, consolidation or sale to the end that the provisions of the Option (including adjustment of the Per Share Option Exercise Price then in effect and the



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number of Option Shares) shall be applicable after that event, as near as reasonably may be, in relation to any shares or other property deliverable after that event upon exercise of the Option.


        2.8    CERTIFICATE AS TO ADJUSTMENTS.

               In the case of each adjustment or readjustment of the number of Option Shares subject to this Agreement and the Per Share Option Exercise Price pursuant to this Section 2, the Corporation will promptly compute such adjustment or readjustment in accordance with the terms hereof and cause a certificate setting forth such adjustment or readjustment and showing in detail the facts upon which such adjustment or readjustment is based to be delivered to the Purchaser. The Corporation will, upon the written request at any time of Purchaser, furnish or cause to be furnished to Purchaser a certificate setting forth: (a) such adjustments and readjustments; (b) the Per Share Option Exercise Price at the time in effect; and (c) the number of Option Shares and the amount, if any, of other property at the time receivable upon the exercise of the Option.


        2.9    RESERVATION OF COMMON STOCK.

               The Corporation shall at all times reserve and keep available out of its authorized but unissued shares of Common Stock, solely for the purpose of effecting the exercise of the Option, such number of shares of Common Stock as shall from time to time be sufficient to effect the exercise of the Option in full.


        2.10   NOTICES OF RECORD DATE.

               In the event of any taking by the Corporation of a record of the holders of any class of securities of the Corporation for the purpose of determining the holders thereof who are entitled to receive any dividend or other distribution, or any right to subscribe for, purchase or otherwise acquire any shares of stock of any class or any other securities or property, or to receive any other right, the Corporation will mail to Purchaser at least five business days prior to the record date, a notice specifying the date on which any such record is to be taken for the purpose of such dividend, distribution or right, and the amount and character of such dividend, distribution or right; provided, however, that the Corporation shall have no obligation under this
Section 2.10 with respect to the taking of any such record which is publicly disclosed by the Corporation at least five business days prior to the record date.


SECTION 3.     REPRESENTATIONS AND WARRANTIES OF THE CORPORATION.

               The Corporation represents, warrants and covenants to Purchaser as follows:



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        3.1    ORGANIZATION AND STANDING.

               The Corporation is a corporation duly incorporated, validly existing and in good standing under the laws of the State of Delaware, and has the full corporate power and authority to own and operate its properties and assets and to carry on its business as currently conducted. The Corporation holds all licenses and permits required for the conduct of its business as now conducted which, if not in the Corporation's possession, could have a material adverse effect on the Corporation's financial condition or results of operations, taken as a whole. The Corporation is duly qualified as a foreign corporation and is in good standing in all jurisdictions where the conduct of its business or its ownership or leasing of property requires such qualification, except where the failure to so qualify would not have a material adverse effect on the Corporation's financial condition or results of operations, taken as a whole.


        3.2    AUTHORIZATION; BINDING OBLIGATION.

               The Corporation has all requisite corporate power and authority to enter into and to deliver this Agreement and perform its obligations hereunder. The execution, delivery and performance of this Agreement by the Corporation and the consummation of the transactions contemplated hereby have been duly authorized by all necessary corporate action on the part of the Corporation. This Agreement, when executed and delivered by the Corporation, shall constitute a valid and binding obligation of the Corporation enforceable in accordance with its terms, except as may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws effecting the enforcement of creditor's rights.


        3.3    CAPITALIZATION.

               The authorized capital stock of the Corporation consists of 60,000,000 shares of Common Stock, of which 25,428,778 were issued and outstanding as of May 10, 1999, and 5,000,000 shares of preferred stock, of which 466,450 of the 1,637,832 shares designated Series A Convertible Preferred Stock were issued and outstanding as of May 10, 1999, of which 749,064 of the 749,064 shares designated Series B Redeemable Convertible Preferred Stock were issued and outstanding as of May 10, 1999, and of which 215,000 of the 215,000 shares designated at Series C Redeemable Convertible Preferred Stock were issued and outstanding as of May 10, 1999. At such date, there were 12,353,798 shares of Common Stock reserved for issuance pursuant to employee stock options, of which options for 9,607,750 shares are currently outstanding. All of the Corporation's outstanding shares of capital stock were validly issued and are fully paid and nonassessable. Except as described on Schedule 3.3, there are no shares of the Corporation's capital stock reserved for issuance or any options, warrants, rights (including conversion or preemptive rights) or agreements for the purchase from the Corporation of any shares of its capital stock or securities exercisable for or convertible into its capital stock.



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        3.4    VALIDITY OF SHARES; ISSUANCE.

               The Shares and the Option Shares, when issued upon payment of the consideration therefor in compliance with the provisions of this Agreement will be validly issued, fully paid and nonassessable, and free of any liens or encumbrances, and will be issued in compliance with all applicable laws.


        3.5    NO CONSENTS.

               No governmental orders, permissions, consents, approvals or authorizations are required to be obtained by the Corporation and no filings are required to be made by the Corporation in connection with the execution and delivery of this Agreement and the issuance of the Shares and the Option Shares hereunder, except as have been so obtained or made prior to the Closing or, with respect to any that need to be obtained or made subsequent to the Closing, as will be obtained or made in a timely manner after the Closing, except where the failure to obtain such orders, permissions, consents, approvals or authorizations or to make such filings would not affect the Corporation's ability to issue the Shares or the Option Shares or have a material adverse effect on the Corporation's financial condition or results of operations or business prospects, taken as a whole.


        3.6    NON-CONTRAVENTION.

               The execution, delivery and performance of, and compliance with, this Agreement will not (a) violate any provision of the certificate of incorporation or bylaws of the Corporation; (b) conflict with or result in a breach of, or default under, or result in the creation of any lien, claim, charge or other encumbrance upon any of the assets or properties of the Corporation pursuant to the provisions of any material agreement, mortgage, indenture or other document or instrument to which the Corporation is a party or by which the Corporation or any of its properties or assets is bound, or (c) violate any existing statutes, laws, ordinances, regulations, orders and other rules of law applicable to the Corporation or any of its properties or assets, or applicable to the Corporation's power or authority to perform its obligations under this Agreement.


        3.7    ADDITIONAL INFORMATION.

               The information contained in the Corporation's Annual Report on Form 10-K for the year ended December 31, 1998, and all other reports filed subsequent thereto through the date of the Closing (collectively, the "SEC Reports") pursuant to Section 13(a) or 15(d) of the Exchange Act, did not and will not, as the case may be, at the respective dates of filing with the Securities and Exchange Commission (the "SEC"), contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading.



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        3.8    FINANCIAL STATEMENTS.

               Each of the consolidated financial statements (including, in each case any related notes thereto) contained in the SEC Reports (the "Financial Statements"), (x) was prepared in accordance with GAAP applied on a consistent basis throughout the periods involved (except as may be indicated in the notes thereto or, in the case of unaudited interim financial statements, as may be permitted by the SEC on Form 10-Q under the Exchange Act) and (y) fairly presented the consolidated financial position of the Corporation and its subsidiaries as at the respective dates thereof and the consolidated results of its operations and cash flows for the periods indicated consistent with the books and records of the Corporation, except that the unaudited interim financial statements were or are subject to normal and recurring year-end adjustments which were not, or are not expected to be, material in amount. The balance sheet of the Corporation contained in the Corporation's Form 10-K for the year ended December 31, 1998 is referred to in this Agreement as the "Balance Sheet."


        3.9    ABSENCE OF CHANGE OF EVENTS.

               Except as described in the SEC Reports, between December 31, 1998 and the date of this Agreement no change or event has occurred which would be reasonably likely to have a material adverse effect on the Corporation's financial condition or results of operations, taken as a whole.


        3.10   BANK REGULATION

               The Corporation is not a "bank holding company" as defined under the Bank Holding Company Act of 1956 or a "savings and loan holding company" as defined under the Home Owners' Loan Act.


SECTION 4.     REPRESENTATIONS AND WARRANTIES OF PURCHASER.

               Purchaser represents, warrants and covenants to the Corporation as follows:


        4.1    ORGANIZATION AND STANDING.

               Purchaser is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware. Purchaser has the full corporate power and authority to own and operate its properties and assets and to carry on its business as currently conducted. Purchaser holds all licenses and permits required for the conduct of its business as now conducted which, if not in Purchaser's possession, could have a material adverse effect on Purchaser's financial condition or results of operations, taken as a whole. Purchaser is duly qualified as a foreign corporation and is in good standing in all jurisdictions where the conduct of




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
its business or its ownership or leasing of property requires such qualification, except where the failure to so qualify would not have a material adverse effect on Purchaser's financial condition or results of operations, taken as a whole.


        4.2    AUTHORIZATION.

               Purchaser has all requisite corporate power and authority to enter into and to deliver this Agreement. The execution, delivery and performance of this Agreement by Purchaser and the consummation of the transactions contemplated hereby have been duly authorized by all necessary corporate action on the part of Purchaser. This Agreement, when executed and delivered by Purchaser, shall constitute a valid and binding obligation of Purchaser enforceable in accordance with its terms, except as may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws effecting the enforcement of creditor's rights.


        4.3    NON-CONTRAVENTION.

               The execution, delivery and performance of, and compliance with, this Agreement will not (a) violate any provision of the certificate of incorporation or bylaws of Purchaser; (b) conflict with or result in a breach of, or default under, or result in the creation of any lien, claim, charge or other encumbrance upon any of the assets or properties of Purchaser pursuant to the provisions of any material agreement, mortgage, indenture or other document or instrument to which Purchaser is a party or by which Purchaser or any of its properties or assets is bound, or (c) violate any existing statutes, laws, ordinances, regulations, orders and other rules of law applicable to Purchaser or any of its properties or assets, or applicable to Purchaser's power or authority to perform its obligations under this Agreement.


        4.4    NO CONSENTS.

               No governmental orders, permissions, consents, approvals or authorizations are required to be obtained by Purchaser and no filings are required to be made by Purchaser in connection with the execution and delivery of this Agreement and the purchase of the Shares and the Option Shares, if any, hereunder, except as have been so obtained or made prior to the Closing or, with respect to any that need to be obtained or made subsequent to the Closing, as will be obtained or made in a timely manner after the Closing, except where the failure to obtain such orders, permissions, consents, approvals or authorizations or to make such filings would not have a material adverse effect on Purchaser's financial condition or results of operations or business prospects, taken as a whole.


        4.5    ADEQUATE RESOURCES.

               Purchaser has sufficient cash and other resources to perform its obligations hereunder.



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        4.6    INVESTMENT EXPERIENCE.

               Purchaser is an "accredited investor" as defined in Rule 501(a) under the Securities Act. Purchaser is aware of the Corporation's business affairs and financial condition and has had access to and has acquired sufficient information about the Corporation to reach an informed and knowledgeable decision to acquire the Shares, and the Option Shares, if any. Purchaser has such business and financial experience as is required to give it the capacity to protect its own interests in connection with the purchase of the Shares, and the Option Shares, if any. Purchaser is able to bear the economic risk of holding the Shares, and the Option Shares, if any, for an indefinite period, including the loss of Purchaser's entire investment. The Shares were not, and, in the case of the Option Shares, if any, will not be, offered or sold to Purchaser by any form of general solicitation or advertising.


        4.7    INVESTMENT INTENT.

               Purchaser is purchasing the Shares, and the Option Shares, if any, for its own account as principal, for investment purposes only, and not with a view to, or for, resale, distribution or fractionalization thereof, in whole or in part, within the meaning of the Securities Act. Purchaser understands that its acquisition of the Shares has not been, and, in the case of the Option Shares, if any, will not be, registered under the Securities Act or registered or qualified under any state securities law in reliance on specific exemptions therefrom, which exemptions may depend upon, among other things, the bona fide nature of Purchaser's investment intent as expressed herein.


        4.8    REGISTRATION OR EXEMPTION REQUIREMENTS.


               Purchaser further acknowledges and understands that the Shares, and the Option Shares, if any, may be required to be held indefinitely, and they may not be resold or otherwise transferred except in a transaction registered under the Securities Act or where an exemption from such registration is available. Purchaser understands that the certificate(s) evidencing the Shares, and the Option Shares, if any, will be imprinted with a legend that prohibits the transfer of the Shares, and the Option Shares, if any, unless (a) they are registered or such registration is not required, and (b) if the transfer is pursuant to an exemption from registration other than Rule 144 promulgated under the Securities Act and, if the Corporation shall so request in writing, an opinion of counsel satisfactory to the Corporation is obtained to the effect that the transaction is so exempt and in compliance with applicable state law.


        4.9    NO LEGAL, TAX OR INVESTMENT ADVICE.


               Purchaser understands that nothing in this Agreement or any other materials presented to Purchaser in connection with the purchase and sale of the Shares and the Option Shares, if any, constitutes legal, tax or investment advice. Purchaser has consulted such legal, tax and investment advisors as it, in its sole discretion, has deemed necessary or appropriate in connection with its purchase of the Shares, and the Option Shares, if any.


        4.10   PASSIVE INVESTOR.

               Purchaser represents that Purchaser is acquiring the Shares and the Option without intention of participating in the formulation, determination or direction of the basic business decisions of the Corporation.


SECTION 5.     ADDITIONAL AGREEMENTS.


        5.1    NONSOLICITATION.

               From the date hereof through and including until five years after the date of the Closing, each party hereto agrees that it will not, without the other party's prior written consent, solicit for employment any person who is now employed by the other party (it being understood that this Section 5.1 shall not prohibit the placing of general employment advertisements or solicitations not specifically targeted to any employee or employees of the other party).


        5.2    LOCK-UP COVENANT.

               During the period beginning on the date hereof and ending on the date 12 months after the date of the Closing (or such earlier date described below), Purchaser covenants that it will not, without the prior written consent of the Corporation, offer, sell or otherwise dispose of, directly or indirectly, any capital stock of the Corporation which Purchaser may own directly, indirectly or beneficially; provided, however, that Purchaser may transfer some or all of the Shares or the Option Shares either (A) to a corporation, partnership or other legal entity that is controlled by Purchaser, if such transferee agrees in writing to hold any Shares or Option Shares received subject to the provisions of this Agreement and to transfer such Shares or Option Shares back to Purchaser if such transferee ceases to be controlled by Purchaser or (B) pursuant to Section 11.12.


        5.3    COMMERCIALLY REASONABLE EFFORTS.

               Purchaser and the Corporation shall use commercially reasonable efforts to take, or cause to be taken, all actions and do, or cause to be done, all things necessary, proper or appropriate under applicable laws and regulations to consummate and make effective the purchase and sale of the Shares contemplated hereby and any exercise by Purchaser of all or any part of the Option, including, without limitation, (i) promptly filing Notification and Report Forms, if any are required, under the Hart Scott Rodino Antitrust Improvements Act of 1976, as amended ("HSR Act") with the Federal Trade Commission ("FTC") and the Antitrust Division of the Department of Justice (the "Antitrust Division"), and responding as promptly as practicable to any inquiries received from the FTC or the Antitrust Division for additional information or documentation, and (ii) making all other necessary filings and obtaining all other necessary governmental and private party consents, approvals or waivers, required to consummate the transactions hereunder. Notwithstanding anything to the contrary in this Agreement, neither Purchaser, nor the Corporation, nor any of their subsidiaries shall be required to (i) divest, hold separate or license any material business(es), product line(s) or asset(s), (ii) take any action or accept any limitation that could reasonably be expected to have a material adverse effect on the financial condition or results of operations, of Purchaser or the Corporation and their respective subsidiaries, taken as a whole, as applicable or (iii) agree to any of the foregoing.


        5.4    SEC FILINGS.

               Until the Option has been exercised in full or expired in accordance with its terms, the Corporation agrees to timely file all forms, reports and documents which the Corporation is required to file with the SEC, which forms, reports and documents shall not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading.


SECTION 6. CONDITIONS TO CLOSING.


        6.1    CONDITIONS TO OBLIGATIONS OF ALL PARTIES.

               The obligations of each party to consummate the transactions contemplated by this Agreement are subject to the satisfaction, on or before the date of the Closing, of each of the following conditions precedent:

               6.1(a). Termination. This Agreement shall not have been terminated in accordance with its terms.

               6.1(b). No Governmental Action. No action or proceeding by or before any governmental authority shall have been instituted or threatened (and not subsequently dismissed, settled or otherwise terminated) which is reasonably expected to restrain, prohibit or invalidate the transactions contemplated by this Agreement.

               6.1(c). Technology Agreements. Each of (i) the certain Cross-License Agreement dated as of May 16, 1999 by and between Venture Finance Software Corporation and the Corporation (ii) and the certain Distribution Agreement dated as of May 16, 1999 by and between the Corporation and Purchaser has been executed and delivered and all of the conditions precedent to its effectiveness shall have been satisfied or waived.

               6.1(d) Governmental Clearances. The HSR Act waiting period, if any, related to this Agreement shall have expired or been terminated, and any other required authorizations, consents, orders or approvals of, or declarations or filings with, or expirations of waiting periods imposed by, any government entity shall have been obtained or filed.


        6.2    CONDITIONS TO THE OBLIGATIONS OF PURCHASER.

               The obligations of Purchaser to purchase the Shares as contemplated by this Agreement are subject to the satisfaction, on or before the date of the Closing, of each of the following conditions precedent, any one or more of which may be waived by Purchaser, in its sole and absolute discretion:

               6.2(a). Representations and Warranties. The representations and warranties of the Corporation contained in this Agreement shall be true, correct and complete in all material respects when made and shall be true and correct as of the date of the Closing, with the same force and effect as if made on the date of the Closing.

               6.2(b). Compliance with Covenants. The Corporation shall have in all material respects performed all obligations and agreements and complied with all covenants contained in this Agreement to be performed and complied with by the Corporation on or prior to the date of the Closing.

               6.2(c). Material Adverse Event. No change, event or effect that could reasonably be expected to have a material adverse effect on the Corporation's financial condition or results of operations, taken as a whole, shall have occurred.

               6.2(d). Legal Opinion. Purchaser shall have received from Hogan & Hartson L.L.P., legal counsel for the Corporation, an opinion dated the date of the Closing regarding due authorization and valid issuance of the Shares and the Option Shares by the Corporation.


        6.3    CONDITIONS TO OBLIGATIONS OF THE CORPORATION.

               The obligations of the Corporation to sell the Shares as contemplated by this Agreement are subject to the satisfaction, on or before the date of the Closing, of each of the following conditions precedent, any one or more of which may be waived by the Corporation, in its sole and absolute discretion:
               6.3(a). Representations and Warranties. The representations and warranties of Purchaser contained in this Agreement shall be true, correct and complete in all material respects when made and shall be true and correct as of the date of the Closing, with the same force and effect as if made on the date of the Closing.

               6.3(b). Compliance with Covenants. Purchaser shall have in all material respects performed all obligations and agreements and complied with all covenants contained in this

Agreement to be performed and complied with by Purchaser on or prior to the date of the Closing.


SECTION 7. CLOSING.


        7.1    DELIVERIES BY THE CORPORATION.

               At the Closing, the Corporation shall deliver to Purchaser the following:

                      (1) A certificate or certificates registered in Purchaser's name, representing all of the Shares.

                      (2) A copy of the resolutions of the Board of Directors of the Corporation, as certified as of the date of the Closing by the Secretary of the Corporation, as being true, correct and complete and in full force and effect, authorizing the execution, delivery and performance of this Agreement by the Corporation, the authorization, sale, issuance and delivery of the Shares, and the performance of the Corporation's obligations hereunder.

                      (3) A certificate of the Corporation signed by an authorized officer of the Corporation certifying that the representations and warranties of the Corporation made herein are true, complete and correct in all material respects as of the date of this Agreement and are true and correct as of the date of the Closing, and the Corporation has in all material respects performed all obligations and agreements and complied with all covenants required to be performed or complied with by the Corporation on or prior to the Closing.

                      (4) The legal opinion required by Section 6.2(d) and such other certificates, instruments or documents as Purchaser may reasonably request in order to effect and document the transactions contemplated hereby.


        7.2    DELIVERIES BY PURCHASER.

               At the Closing, Purchaser shall deliver to the Corporation the following:

                      (1) $50,000,000, in cash or by wire transfer or certified or bank cashier's check, payable to the order of the Corporation.

                      (2) A certificate of Purchaser signed by an authorized officer of Purchaser certifying that the representations and warranties of Purchaser made herein are true, complete and correct in all material respects as of the date of this Agreement and are true and correct as of the date of the Closing (if different), and Purchaser has in all material respects performed all obligations and agreements and complied with all covenants required to be performed or complied with by Purchaser on or prior to the Closing.

                      (3) Such other certificates, instruments or documents as the Corporation may reasonably request in order to effect and document the transaction contemplated hereby.


SECTION 8. LEGEND.


        8.1    ENDORSEMENT.

               Each certificate representing the Shares and the Option Shares, if any, shall bear the following legend (in addition to any legend required by applicable state securities laws):

               THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "ACT") OR ANY OTHER FEDERAL OR STATE SECURITIES LAWS, AND MAY NOT BE SOLD, TRANSFERRED, ASSIGNED OR HYPOTHECATED UNLESS THERE IS AN EFFECTIVE REGISTRATION STATEMENT UNDER THE ACT AND ANY OTHER APPLICABLE FEDERAL SECURITIES LAWS COVERING SUCH SECURITIES OR THE CORPORATION RECEIVES AN OPINION OF COUNSEL IN FORM SATISFACTORY TO THE CORPORATION THAT AN EXEMPTION FROM SUCH REGISTRATION IS AVAILABLE.

        Each certificate representing the Shares and any Option Shares issued on or before May 16, 2000 shall bear the following additional legend:

               ADDITIONALLY, THE TRANSFER OF THE SHARES REPRESENTED BY THIS CERTIFICATE IS SUBJECT TO CERTAIN RESTRICTIONS ON TRANSFER THAT EXPIRE ON MAY 16, 2000 SPECIFIED IN THE STOCK PURCHASE AND OPTION AGREEMENT DATED MAY 16, 1999 (THE "AGREEMENT") BETWEEN THE CORPORATION AND THE ORIGINAL PURCHASER, AND NO TRANSFER OF SHARES SHALL BE VALID OR EFFECTIVE ABSENT COMPLIANCE WITH SUCH RESTRICTIONS. ALL SUBSEQUENT HOLDERS OF THIS CERTIFICATE PRIOR TO MAY 16, 2000 WILL HAVE AGREED TO BE BOUND BY CERTAIN OF THE TERMS OF THE AGREEMENT, INCLUDING SECTION
         5.2 OF THE AGREEMENT. COPIES OF THE AGREEMENT MAY BE OBTAINED AT NO COST BY WRITTEN REQUEST MADE BY THE REGISTERED HOLDER OF THIS CERTIFICATE TO THE SECRETARY OF THE CORPORATION.


        8.2    REMOVAL OF LEGEND.

               The legend endorsed on a stock certificate pursuant to Section
8.1 of this Agreement, insofar as it relates to registration under the Securities Act, shall be removed and the Corporation shall issue a certificate without such legend to the holder of such Shares, if such Shares are registered under applicable federal securities laws and a prospectus meeting the requirements of the rules and regulations of the SEC is available or if such holder provides to the Corporation an opinion of counsel to such holder reasonably satisfactory to the Corporation, to the effect that a public sale, transfer or assignment of such Shares may be made without registration and without compliance with any restrictions. The legend endorsed on a stock certificate pursuant to Section 8.1 of this Agreement, insofar as it relates to additional restrictions specified in this Agreement, shall be removed upon the expiration of the applicable provisions referenced therein.


SECTION 9. REGISTRATION RIGHTS


        9.1    DEMAND REGISTRATION RIGHTS.

               9.1(a). At any time after the first anniversary of the Closing, Purchaser may request registration for sale under the Securities Act of any Common Stock owned by Purchaser (a "Demand Registration"), provided, however, that the Corporation shall only be obligated to effect one Demand Registration for Purchaser. A Demand Registration shall specify the approximate number of shares of Common Stock that Purchaser requests be registered.

               9.1(b). A Demand Registration shall be deemed to occur when such registration becomes effective under the Securities Act, except that if, after it becomes effective, such Demand Registration is interfered with by any stop order, injunction or other order or requirement of the SEC (or any successor regulator thereto as to federal securities laws) or any other governmental authority, such registration shall not be deemed to have been effected unless such stop order, injunction or other order shall have been subsequently vacated or removed.


        9.2    REGISTRATION PROCEDURES.

               9.2(a). The Corporation shall have no obligation to include Common Stock owned by Purchaser in a registration statement unless and until Purchaser has furnished the Corporation with all information and statements about or pertaining to Purchaser in such reasonable detail and on such timely basis as is reasonably deemed by the Corporation to be necessary or appropriate for the preparation of the registration statement.

               9.2(b). Whenever Purchaser has requested that its Common Stock be registered pursuant to Section 9.1 hereof, the Corporation shall, subject to the provisions of Section 9.1 and Section 9.2:

                      (1) prepare and file with the SEC a registration statement with respect to such Common Stock covered by the Demand Registration and use its reasonable efforts to cause such registration statement to become effective as soon as practicable after the filing thereof (provided that before filing a registration statement or prospectus or any amendments or supplements thereto, the Corporation shall furnish counsel for Purchaser with copies of all such documents proposed to be filed);

                      (2) prepare and file with the SEC such amendments and supplements to such registration statement and prospectus contained therein as may be necessary to keep such registration statement effective for a period of not less than three months or until Purchaser has completed the distribution described in such registration statement, whichever occurs first;

                      (3) furnish to Purchaser the number of copies of such registration statement, each amendment and supplement thereto, the prospectus contained in such registration statement (including each preliminary prospectus), and such other documents as Purchaser may reasonably request;

                      (4) if required by applicable law, use reasonable efforts to register or qualify such shares under the state blue sky or securities laws ("Blue Sky Laws") of such jurisdictions as Purchaser reasonably requests (and to keep such registrations and qualifications effective for a period of three months, or until Purchaser has completed the distribution of such shares, whichever occurs first), and to do any and all other acts and things that may be reasonably necessary or advisable to enable Purchaser to consummate the disposition of such shares in such jurisdictions; provided, however, that the Corporation will not be required to do any of the following: (i) qualify generally to do business in any jurisdiction where it would not be required but for this Section 9.2(b), (ii) subject itself to taxation in any such jurisdiction, or (iii) file any general consent to service of process in any such jurisdiction;

                      (5) promptly notify Purchaser at any time when a prospectus relating thereto is required to be delivered under applicable federal securities laws during the period that the Corporation is required to keep the registration statement effective, of the occurrence of any event as a result of which the prospectus included in such registration statement contains an untrue statement of a material fact or omits any fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, and prepare a supplement or amendment to the prospectus so that, as thereafter delivered to the purchasers of such shares, the prospectus will not contain an untrue statement of a material fact or omit to state any fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; and

               9.2(c). The Corporation will use reasonable efforts to cause all Shares and Option Shares to be listed on the Nasdaq Stock Market National Market System (or such other securities exchange on which the Common Stock is then listed).

        9.3    REGISTRATION EXPENSES.

               9.3(a). If, pursuant to Section 9.1 hereof, Common Stock owned by Purchaser is included in a registration statement, then Purchaser shall pay all transfer taxes, if any, relating to the sale of its Common Stock, the fees and expenses of its own counsel, and its pro rata portion of any underwriting discounts or commissions or the equivalent thereof.

               9.3(b). Except for the fees and expenses specified in Section 9.3(a) hereof and except as provided below in this Section 9.3(b), the Corporation shall pay all expenses incident to the registration and to the Corporation's performance of or compliance with this Agreement, including, without limitation, all registration and filing fees, fees and expenses of compliance with Blue Sky Laws, printing expenses, messenger and delivery expenses, and fees and expenses of counsel for the Corporation and all independent certified public accountants and other persons retained by the Corporation. With respect to any registration pursuant to Section 9.3 hereof, the Corporation shall pay its internal expenses (including, without limitation, all salaries and expenses of its officers and employees performing legal or accounting duties) and the expenses and fees for listing the securities to be registered on the Nasdaq Stock Market National Market System, if applicable.


        9.4    INDEMNITY AND CONTRIBUTION.

               9.4(a). In the event that any Common Stock owned by Purchaser is sold by means of a registration statement pursuant to Section 9.1 hereof, Purchaser (for the purposes of this paragraph 9.4(a), the "Indemnifying Person") agrees to indemnify and hold harmless the Corporation, each of the Corporation's officers and directors, and each person, if any, who controls or may control the Corporation within the meaning of the Securities Act (for the purposes of this paragraph 9.4(a), the Corporation, its officers and directors, and any such other persons being hereinafter referred to individually as an "Indemnified Person" and collectively as "Indemnified Persons") from and against all demands, claims, actions or causes of action, assessments, losses, damages, liabilities, costs, and expenses, including, without limitation, interest, penalties, and reasonable attorneys' fees and disbursements, asserted against, resulting to, imposed upon, or incurred by such Indemnified Person, directly or indirectly (collectively, hereinafter referred to in the singular as a "Claim" and in the plural as "Claims"), based upon, arising out of, or resulting from (i) any untrue statement of a material fact contained in the registration statement or any omission to state therein a material fact necessary in order to make the statements made therein not misleading, or (ii) any untrue statement of a material fact contained in the prospectus, or any supplement or amendment thereto, or any omission to state therein a material fact necessary in order to make the statements made therein, in the light of the circumstances under which they were made, not misleading, in each case, only to the extent that such Claim is based upon, arises out of or results from information furnished to the Corporation by Purchaser for use in connection with the registration statement.

               9.4(b). The Corporation (for the purposes of this paragraph 9.4(b), the "Indemnifying Person") agrees to indemnify and hold harmless Purchaser, its officers and directors, each person, if any, who controls or may control Purchaser within the meaning of the Securities Act (for the purposes of this paragraph 9.4(b), Purchaser, its officers and directors, and any such other persons also being hereinafter referred to individually as an "Indemnified Person" and collectively as "Indemnified Persons") from and against all Claims based upon, arising out of, or resulting from (i) any untrue statement of a material fact contained in the registration statement or any omission to state therein a material fact necessary in order to make the statement made therein not misleading, or (ii) any untrue statement of a material fact contained in the prospectus, or any supplement or amendment thereto, or any omission to state therein a material fact necessary in order to make the statements made therein, in the light of the circumstances under which they were made, not misleading, except to the extent that such Claim is based upon, arises out of or results from information furnished to the Corporation by Purchaser for use in the registration statement.

               9.4(c). The indemnification set forth herein shall be in addition to any liability the Corporation or Purchaser may otherwise have in connection with any registration of such Common Stock. Within a reasonable time after receiving definitive notice of any Claim in respect of which an Indemnified Person may seek indemnification under this Section 9.4, such Indemnified Person shall submit written notice thereof to Indemnifying Person. The failure of the Indemnified Person so to notify the Indemnifying Person of any such Claim shall not relieve the Indemnifying Person from any liability it may have hereunder except to the extent that (a) such liability was caused or increased by such failure, or (b) the ability of the Indemnifying Person to reduce such liability was materially adversely affected by such failure. In addition, the failure of the Indemnified Person to so notify the Indemnifying Person of any such Claim shall not relieve the Indemnifying Person from any liability it may have otherwise than hereunder. The Indemnifying Person shall have the right to undertake, by counsel or representatives of its own choosing, the defense, compromise, or settlement (without admitting liability of the Indemnifying Person or the Indemnified Person) of any such Claim asserted, such defense, compromise, or settlement to be undertaken at the expense and risk of the Indemnifying Person, and the Indemnified Person shall have the right to engage separate counsel, at its own expense, which counsel for the Indemnifying Person shall keep informed and consult with in a reasonable manner. In the event the Indemnifying Person shall fail to undertake such defense by its own representatives, the Indemnifying Person shall give prompt written notice of such election to the Indemnified Person, and the Indemnified Person shall undertake the defense, compromise, or settlement (without admitting liability of the Indemnified Person or the Indemnifying Person) thereof on behalf of and for the account and risk of the Indemnifying Person by counsel or other representatives designated by the Indemnified Person. In the event that any Claim shall arise out of a transaction or cover any period or periods wherein the Corporation and Purchaser shall each be liable hereunder for part of the liability or obligation arising therefrom, then the parties shall, each choosing its own counsel and bearing its own expenses, defend such Claim, and no settlement or compromise of such Claim may be made without the joint consent or approval of the Corporation and Purchaser. Notwithstanding the foregoing, no Indemnifying Person shall be obligated hereunder with respect to amounts paid in settlement of any Claim if such settlement is effected without the consent of such Indemnifying Person (which consent shall not be unreasonably withheld).


SECTION 10. TERMINATION.


        10.1   MUTUAL CONSENT.

               The parties may terminate this Agreement at any time by mutual written agreement.


        10.2   OTHER TERMINATION.

               The Corporation or the Purchaser may terminate this Agreement prior to the Closing by giving notice (a "Termination Notice") to the other party at the time designated in this Section or, in the absence of such designation, at any time up to and including the date of the Closing, if any one or more of the following shall have occurred and be continuing:

               10.2(a). Termination By Any Party. Any party may terminate this Agreement if a court or other governmental authority of competent jurisdiction shall have issued an order, writ, injunction or decree or shall have taken any other action permanently restraining or otherwise prohibiting the purchase of the Shares or the exercise of the Option contemplated hereby and such order, writ, injunction, decree or other action shall have become final and nonappealable.

               10.2(b). Termination By Purchaser. Purchaser may terminate this Agreement prior to the Closing, if any condition precedent set forth in Sections
6.1 or 6.2 shall not have been satisfied by October 31, 1999.

               10.2(c). Termination By the Corporation. The Corporation may terminate this Agreement prior to the Closing, if any condition precedent set forth in Sections 6.1 or 6.3 shall not have been satisfied by October 31,1999.


        10.3   EFFECT OF TERMINATION.

               Termination of this Agreement pursuant to this Section shall not relieve any party of any liability for a default or other breach, default or nonperformance under this Agreement. Notwithstanding the foregoing, no party hereto shall be liable for consequential or punitive damages in connection with such termination.

SECTION 11. MISCELLANEOUS.


        11.1   ADDITIONAL ACTIONS AND DOCUMENTS.

               Each of the parties hereto agrees that it will, at any time, prior to, at or after the Closing, take or cause to be taken such further actions, and execute, deliver and file or cause to be executed, delivered and filed such further documents and instruments (including export license applications) as may be necessary or reasonably requested in connection with the consummation of the purchase and sale contemplated by this Agreement or in order to fully effectuate the purposes, terms and conditions of this Agreement.


        11.2   EXPENSES.

               Except as specified in Section 9, each party hereto shall pay its own expenses incurred in connection with this Agreement and in the preparation for and consummation of the transactions contemplated hereby.


        11.3   NOTICES.

               All notices, demands, requests, or other communications which may be or are required to be given or made by any party to any other party pursuant to this Agreement shall be in writing and shall be hand delivered, mailed by first-class registered or certified mail, return receipt requested, postage prepaid, or delivered by overnight air courier, addressed as follows:


               (i)if to the Corporation:

               Security First Technologies Corporation
               3390 Peachtree Road, NE, Suite 1700
               Atlanta, GA  30326
               Attn.:  President

               with a copy (which shall not constitute notice) to:

               Hogan & Hartson L.L.P.
               555 Thirteenth Street, N.W.
               Washington, D.C.  20004
               Attn.:  Stuart G. Stein, Esq.

               (ii)   if to Purchaser:

               Intuit Inc.
               2535 Garcia Avenue

               Mountain View, CA  94043
               Attn.:  General Counsel

               with a copy (which shall not constitute notice) to:

               Heller Ehrman White & McAuliffe
               525 University Avenue
               Palo Alto, CA 94301
               Attn.:  Sarah O'Dowd, Esq.

or such other address as the addressee may indicate by written notice to the other parties. Each notice, demand, request, or communication which shall be given or made in the manner described above shall be deemed sufficiently given or made for all purposes at such time as it is delivered to the addressee (with the return receipt, the delivery receipt, or the affidavit of messenger being deemed conclusive but not exclusive evidence of such delivery) or at such time as delivery is refused by the addressee upon presentation.


        11.4   WAIVER.

               No waiver by any party of any failure or refusal of any other party to comply with its obligations under this Agreement shall be deemed a waiver of any other or subsequent failure or refusal to so comply by such other party. No waiver shall be valid unless in writing signed by the party to be charged and only to the extent therein set forth.


        11.5   BINDING EFFECT.

               This Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors and assigns.


        11.6   ENTIRE AGREEMENT; AMENDMENT.

               This Agreement, including the other instruments and documents referred to herein or delivered pursuant hereto, contains the entire agreement among the parties with respect to the subject matter hereof and supersedes all prior oral or written agreements, commitments or understandings with respect to such matters. No amendment, modification or discharge of this Agreement shall be valid or binding unless set forth in writing and duly executed by the party against whom enforcement of the amendment, modification or discharge is sought.


        11.7   SEVERABILITY.

               If any part of any provision of this Agreement shall be invalid or unenforceable under applicable law, such part shall be ineffective to the extent of such invalidity or unenforceability only, without in any way affecting the remaining parts of such provisions or the remaining provisions of said Agreement.


        11.8   HEADINGS.

               The headings of the sections and subsections contained in this Agreement are inserted for convenience only and do not form a part or affect the meaning, construction or scope thereof.


        11.9   GOVERNING LAW.

               This Agreement, the rights and obligations of the parties hereto, and any claims or disputes relating thereto, shall be governed by and construed under and in accordance with the laws of the State of Delaware, excluding the choice of law rules thereof.


        11.10  SIGNATURE IN COUNTERPARTS.

               This Agreement may be executed in separate counterparts, none of which need contain the signatures of all parties, each of which shall be deemed to be an original, and all of which taken together constitute one and the same instrument. It shall not be necessary in making proof of this Agreement to produce or account for more than the number of counterparts containing the respective signatures of, or on behalf of, all of the parties hereto.


        11.11  NO THIRD PARTY BENEFICIARIES.

               Except as expressly provided herein, this Agreement is made and entered into for the sole protection and benefit of the parties hereto, and no other person or entity shall have any right of action hereon, right to claim any right or benefit from the terms contained herein or be deemed a third party beneficiary hereunder.


        11.12  ASSIGNABILITY.

               All terms and provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto, and their respective transferees, successors and assigns; provided, however, that neither this Agreement nor any rights, privileges, duties and obligations of the parties hereto may be assigned or delegated by any party hereto without the prior written consent of all the parties to this Agreement and any such purported or attempted assignment shall be null and void ab initio and of no force or effect; provided, further that Purchaser may assign this Agreement, including the Option and other rights, privileges, duties and obligations hereunder to (i) any affiliate of Purchaser, which is wholly or substantially owned directly or indirectly by Purchaser so long as such assignment does not in any way materially delay or otherwise materially adversely impact the ability of the parties hereto to effect the transactions contemplated hereby, or (ii) any acquiror of all or substantially all of the assets or stock of Purchaser whether by merger, tender offer, asset sale or other transaction.


        11.13  PARTIES NOT PARTNERS.

               Nothing contained in this Agreement shall constitute any party as a partner with, agent for or principal of any one or more of the other parties or their successors and assigns.


        11.14  NON-SURVIVAL OF REPRESENTATIONS AND WARRANTIES.

               Except for the representations and warranties of the Corporation set forth in Section 3.2 hereof, none of the representations, warranties, covenants and agreements in this Agreement or in any instrument delivered pursuant to this Agreement shall survive the Closing, except for those covenants and agreements contained herein and therein which by their terms apply in whole or in part after the Closing.


                            [SIGNATURE PAGE FOLLOWS]

               IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed and delivered as of the date first above written.



                                       SECURITY FIRST TECHNOLOGIES CORPORATION


                                       By: /s/ James S. Mahan
                                          ------------------------------------
                                          Name: James S. Mahan III
                                          Title: Chairman and Chief Executive
                                                 Officer

                                       INTUIT INC.

                                       By: /s/ William H. Harris, Jr.
                                          ------------------------------------
                                          Name: William H. Harris, Jr.
                                          Title: President & CEO

SCHEDULE 3.3


1. Common Stock Purchase and Option Agreement by and between Security First Network Bank and RBC Holdings (Delaware) Inc.
        Outstanding Options:

        Shares          Exercise Price       Expiration Date
        ------          --------------       ---------------
        382,556               $6.54         June 30, 1999
        347,948               $7.19         December 30, 1999
        316,256               $7.91         June 30, 2000

        Effect of these options on the Corporation's fully diluted capitalization, calculated under the "treasury" method: 794,705 shares.

2. Warrant to purchase common stock of Security First Technologies Corporation with Royal Bank of Canada. Warrants to purchase 800,000 shares of S1's common stock outstanding at an exercise price of $30.00 per share. The warrant will vest in four equal installments if, as of four annual measurement dates, Royal Bank has a specified number of customers using the Virtual Financial Manager software. No impact on fully diluted number.

3. Warrant to purchase common stock of Security First Technologies Corporation with Andersen Consulting LLP. Warrants to purchase 200,000 shares of S1's common stock outstanding at an exercise price of $54.94 per share. The warrant will vest, if at all, in three installments of 40,000, 80,000, and 80,000 shares only if S1 enters into agreements to sell its services or license its products to specified customers as a result of the relationship with Andersen Consulting. No impact on fully diluted number.

4. FICS transaction: Currently contemplated that an aggregate of 20,000,000 shares of common stock, including shares of common stock which may be issued upon exercise of options (18,874,413 shares, calculated to derive the fully diluted number) will be issued at Closing. The exact breakdown in terms of a number of shares which will be issued at closing of that transaction is unavailable. For each additional option granted by FICS pre-closing, Security First will reduce the number of shares of common stock it delivers at closing.

5. Edify transaction: Currently contemplated that an aggregate of approximately 7,521,017 shares of common stock, including shares of common stock which may be issued upon exercise of options (6,869,799 shares, calculated to derive the fully diluted number) will be issued at Closing.

6.      Shares reserved for issuance upon conversion of preferred stock:

                a. The outstanding shares of Series A Preferred are convertible into 932,900 shares of common stock;

                b. The outstanding shares of Series B Preferred are convertible into 1,070,090 shares of common stock; and

                c. The outstanding shares of Series C Preferred are convertible into 430,000 shares of common stock.

               All such shares of common stock are included in the fully diluted number on an as-converted basis.



                                      -2-